Exhibit 10.2

AMENDMENT NO. 1 TO
COMMON STOCK PURCHASE WARRANT

Dated:  June           , 2003

Reference is made to Warrant No. AXC-       AXONYX INC. in respect of                 Shares (the “Warrant”), the terms of which are incorporated herein by reference.  Capitalized terms used herein but not defined herein have the meaning given to them in the Warrant.

This certifies that, for value received,                                          (the “Holder”) and Axonyx Inc. (the “Company”) agree that the Warrant shall be amended as follows:

1.                                       Section 1 of the Warrant is hereby amended by inserting at the end the following:

“(e)                            Early Exercise.

(i)                                     In the event that the purchase rights represented by this Warrant are exercised, in whole or in part, by the Holder at or prior to 5:30 PM New York local time on June 9, 2003 (with a duly completed and executed notice of exercise and investment representation letter, attached hereto as Exhibit A and Exhibit B, respectively, also provided to the Company via facsimile at or prior to 4:00 PM on June 6, 2003) and in accordance with Section 1(a) hereof (an “Early Exercise”), the Exercise Price for the Shares subject to such Early Exercise shall be $2.50 per Share; provided, however, that payment in connection with an Early Exercise shall be made by wire transfer of immediately available funds and shall be received by the Company in an account to be designated by the Company at or prior to 5:30 PM on June 9, 2003.  For greater certainty, the provisions of Section 1(b) hereof shall not be applicable to any Early Exercise.

(ii)                                  As soon as practicable following an Early Exercise by the Holder, the Company shall issue to the Holder a warrant to subscribe for and purchase a number of shares of Common Stock of the Company representing one-half of the Shares subject to such Early Exercise and containing such other terms and conditions as agreed by the Holder and the Company.

(iii)                               This Section 1(e) shall not apply to any exercise of this Warrant other than an Early Exercise.”

2.                                       The final sentence of Section 14 of the Warrant is hereby replaced with the following:

“The Holder’s notice address shall be as set forth on the Purchase Agreement or as may have been subsequently furnished by the Holder to the Company in writing.  The Company’s notice address shall be as follows (or as may have been subsequently furnished by the Company to the Holder in writing):

500 Seventh Avenue
10th Floor
New York, NY  10018
Telephone:  (212) 645-7705
Facsimile:  (212) 989-1745.”

IN WITNESS WHEREOF, this Amendment No. 1 to the Warrant has been executed as of the date first written above by an authorized officer of the Company and the Warrant Holder.

AXONYX INC.

By:

Name:

Title:

WARRANT HOLDER

By:

Name:

Title:

2